UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2019, Omeros Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”) relating to the public offer and sale of 3,816,793 shares of the Company’s common stock, $0.01 par value per share (the “Firm Shares”), at a price to the public of $13.10 per share. The Company also granted the Underwriter a 30-day option to purchase up to an additional 572,518 shares of the Company’s common stock (the “Option Shares” and with the Firm Shares, the “Shares”). The net proceeds to the Company from the offering, after deducting the underwriting fees and discount and other estimated offering expenses payable by the Company, are expected to be approximately $47.1 million, or approximately $54.2 million if the Underwriter exercises in full its option to purchase the Option Shares. The offering is expected to close on December 9, 2019, subject to the satisfaction of customary closing conditions.

The offer and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-235349), which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 4, 2019. The Shares are being offered and sold pursuant to a prospectus dated December 4, 2019, as supplemented by a preliminary prospectus supplement that was filed with the Commission on December 4, 2019 and a final prospectus supplement that was filed with the Commission on December 6, 2019.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, and termination provisions.

The foregoing is a brief description of the material terms of the Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. This description is qualified in its entirety by reference to the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K. The Underwriting Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Underwriting Agreement is not intended to provide any other factual information about the Company.

The legal opinion of Keller Rohrback L.L.P. relating to the Shares being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On December 5, 2019, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated December 5, 2019, between Omeros Corporation and Cantor Fitzgerald & Co.
5.1	Opinion of Keller Rohrack L.L.P.
23.1	Consent of Keller Rohrback L.L.P. (included in Exhibit 5.1).
99.1	Press release dated December 5, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: December 6, 2019	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors